                                        Registration Statement No.  33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             General Scanning Inc.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 Massachusetts
-------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  04-2445884
-------------------------------------------------------------------------------
                    (I.R.S. employer identification number)

       500 Arsenal Street, Watertown, Massachusetts 02172, 617-924-1010
-------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Victor H. Woolley
       500 Arsenal Street, Watertown, Massachusetts 02172, 617-924-1010
--------------------------------------------------------------------------------
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of                From time to time after the
proposed sale to the public:                       effective date of this
                                                   registration statement as
                                                   the Selling Shareholder may
                                                   determine.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
Title of shares                Amount        Proposed maximum      Proposed maximum        Amount of
to be registered          to be registered    aggregate price     aggregate offering    registration fee
                                                per unit(1)            price(1)
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share          75,118 Shares          $16.71875          $1,255,879.00            $370.49
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), upon the basis of the average of the high and low sale prices of the registrant's Common Stock as reported on the NASDAQ National Market System on December 24, 1997.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                   PROSPECTUS

                                 75,118 SHARES
                             GENERAL SCANNING INC.
                                  COMMON STOCK

    This Prospectus relates to 75,118 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of General Scanning Inc. (the "Company" or "General Scanning") being offered from time to time by Data I/O Corporation (the "Selling Shareholder"). This Prospectus also covers such additional shares as may be issuable to the Selling Shareholder in the event of a stock dividend, stock split, recapitalization, or other similar change in the Common Stock.

    The Common Stock is traded on the NASDAQ National Market ("NASDAQ") under the symbol "GSCN." The average of the high and low sale prices of the Common Stock reported on NASDAQ on December 24, 1997 was $16.71875.

    General Scanning has been advised by the Selling Shareholder that the Selling Shareholder, acting as principal for its own account, directly or through agents, dealers or underwriters to be designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale through customary brokerage channels, negotiated transactions or a combination of these methods at fixed prices that may be changed, at market prices then prevailing or at negotiated prices then obtainable. To the extent required, the number of Shares to be sold, the public offering price, the name of any agent, dealer or underwriter, the amount of any offering expenses, any applicable commissions or discounts and any other material information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of the Shares to be made directly or through agents. The aggregate proceeds to the Selling Shareholder from the sale of the Shares offered hereby will be the purchase price of such Shares less any discounts or commissions. General Scanning will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Plan of Distribution."

    A discussion of the principal Risk Factors associated with the Shares may be found at page 5.

                          ____________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                          ____________________________

    Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with any offering under this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell Shares to, or a solicitation of an offer to buy Shares from, any person in any jurisdiction in which such an offer or solicitation is unlawful.

               The date of this Prospectus is December ___, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, the address of which is http://www.sec.gov. In addition, reports and other information concerning the Company can be inspected and copied at the NASDAQ Stock Market, 1735 K Street, N.W., Washington D.C. 20006.

    This prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the Commission or obtained upon payment of prescribed rates from the Public Reference Section of the Commission at the addresses indicated above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which are filed with the Commission pursuant to the Exchange Act, are incorporated in this Prospectus by reference:

     (1) The Company's annual report on Form 10-K for its fiscal year ended December 31, 1996, which was filed on March 11, 1997.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above including the following:

          Form 10-Q            filed on April 24, 1997;

          Form 8-K             filed on May 23, 1997;

          Form 10-Q            filed on July 25, 1997;

          Form 10-Q            filed on October 24, 1997; and

          Form 8-K             filed on December 8, 1997.

     (3) The description of the Common Stock contained in the Company's registration statement on Form 10 filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

          All documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement included or incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be addressed to: Treasurer, General Scanning Inc., 500 Arsenal Street, Watertown, Massachusetts 02172, (617) 924-1010.

                               TABLE OF CONTENTS

Section                                             Page
-------                                             ----
Available Information............................     3
Incorporation of Certain Documents by Reference..     4
The Company......................................     5
Risk Factors.....................................     5
Use of Proceeds..................................     9
Selling Shareholder..............................     9
Plan of Distribution.............................     9
Validity of the Shares...........................    11
Experts..........................................    11

                                  THE COMPANY

          General Scanning Inc., a Massachusetts corporation ("General Scanning" or the "Company"), is the issuer of the Shares covered by this Prospectus. The principal offices of the Company are located at 500 Arsenal Street, Watertown, Massachusetts 02172, and its telephone number is (617) 924-1010.

                                  RISK FACTORS

          The following risk factors should be considered carefully in addition to the other information contained or incorporated by reference in this Prospectus before purchasing the Common Stock offered hereby.

          RAPID TECHNOLOGICAL CHANGE. The markets in which the Company participates are subject to rapid technological change and new product introductions and enhancements. The Company's ability to remain competitive in these markets will depend in part upon its ability to develop new and enhanced systems and to introduce these systems at competitive prices and on a timely and cost-effective basis. In addition, new product introductions or enhancements by the Company's competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of the Company's existing products. The success of the Company in developing, introducing, selling and supporting new and enhanced systems depends upon a variety of factors including component selection, timely and efficient completion of product design and development, and timely and efficient implementation of manufacturing and assembly processes. Because new product development commitments may be made well in advance of sales, new product decisions must anticipate changes in the industries served. There can be no assurance that the Company will be successful in selecting, developing, manufacturing and marketing new products or in enhancing its existing products. Failure to do so successfully may adversely affect the Company's business, financial condition, and results of operations.

          COMPETITION. The markets in which the Company participates are highly competitive. The Company expects its competitors to continue to improve the design and performance of their products. There can be no assurance that the Company's competitors will not develop enhancements to or future generations of competitive products that will offer superior price or performance features, or that new processes or technologies will not emerge that render the Company's products less competitive or obsolete. As a result of the substantial investment required by a customer to integrate capital equipment into a production line, or to integrate components and subsystems into a product design, the Company may be at a competitive disadvantage with respect to a particular customer if that customer has utilized a competitor's manufacturing equipment, or components and subsystems, in the past. Increased competitive pressure could lead to lower prices for the Company's products, thereby adversely affecting the Company's business, financial condition, and results of operations.

          DEPENDENCE ON PERSONNEL. The Company is dependent upon a number of scientific, management and production personnel. The loss of the services of one or more individuals may have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain other highly qualified scientific, management and production personnel. The Company faces competition for such personnel, and there can be no assurance that the Company will be able to attract, retain and motivate such personnel.

          MANAGEMENT OF GROWTH. The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems, and to attract, train, motivate, manage and retain key employees. If the Company's management becomes unable to manage growth effectively, the Company's business, operating results and financial condition could be adversely affected.

          INTERNATIONAL OPERATIONS. The Company's net export sales (exclusive of sales to original equipment manufacturers that may resell the Company's products into foreign markets) accounted for 41% and 45% of net revenues in fiscal 1996 and in the nine months ended September 30, 1997 respectively. International operations are subject to certain risks, including unexpected changes in regulatory requirements, exchange rates, tariffs and other barriers, political and economic instability, difficulties in accounts receivable collection, difficulties in managing distributors or representatives, difficulties in staffing and managing foreign subsidiary operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

          Approximately 30% of the Company's sales involve shipments to the Pacific Rim. Recent economic reverses in several Pacific Rim nations may have a material adverse effect on the Company's business, financial condition, and results of operations.

          MANUFACTURING CAPACITY. The Company has invested, and intends to continue to invest, in facilities and state-of-the-art equipment in order to increase, expand, update or relocate its manufacturing capabilities and facilities. Changes in technology or sales growth beyond currently established manufacturing capabilities will require further investment. There can be no assurance that the Company will generate sufficient funds from operations to finance any required investment or that other sources of funding will be available. There can be no assurance that a failure to finance any required investment will not negatively affect the Company's business, financial condition, and results of operations.

          DEPENDENCE ON LIMITED SOURCE SUPPLIERS. Certain components and materials included in certain products of the Company are currently obtained from sole sources. There can be no assurance that a disruption of this outside supply would not occasion substantial manufacturing delays and additional cost which could have a material adverse effect on the Company's business, financial condition, and results of operations.

          FLUCTUATIONS IN OPERATIONS; CYCLICAL NATURE OF INDUSTRIES SERVED. Factors such as quarter-to-quarter variations in the Company's revenues and earnings, announcements of technological innovations or new products by the Company or its competitors, and the cyclic nature of the industries served by the Company have in the past caused and are likely in the future to cause the Company's operating results to fluctuate significantly. Several significant markets for the Company's products have historically been subject to substantial economic fluctuations, due to changing demands for products and services, introduction of new products and products becoming obsolete. There can be no assurance that such fluctuations will not reoccur and have an adverse impact on the Company's operations. The Company has experienced and expects to continue to experience significant fluctuations in its quarterly operating results due to a variety of factors, including market acceptance of new and enhanced versions of the Company's products, timing and shipment of significant orders, mix of products sold, exchange rate fluctuations, length of sales cycles and cyclicality in the markets the Company serves. To some extent, the Company's net sales and operating results for a quarter will depend upon the Company generating orders to be shipped in the same quarter that the order is received. The failure to receive anticipated orders or delays in shipments near the end of a particular quarter, due, for example, to unanticipated shipment rescheduling or cancellations by customers or unexpected manufacturing difficulties, may cause net sales in a particular quarter to fall significantly below the Company's expectations, which would have a material adverse effect on the Company's operating results for such quarter.

          PATENTS AND PROTECTION OF PROPRIETARY TECHNOLOGY. The Company's ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its technology. Although the Company has been licensed under, awarded or has filed applications for numerous patents in the

United States and foreign countries, there can be no assurance as to the degree of protection offered by these patents, or as to the likelihood that pending patents will be issued. There can be no assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with the Company's ability to make and sell some of its products.

          The defense and prosecution of patent suits is both costly and time-consuming, even if the outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require the Company to cease selling certain of its products. The Company also relies on unpatented proprietary technology and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology. To protect its rights in these areas, the Company's policy is to require all employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

          ENVIRONMENTAL REGULATIONS. The Company is subject to a variety of federal, state and local governmental regulations related to the discharge or disposal of toxic, volatile or otherwise hazardous chemicals used in certain of its manufacturing processes. Although the Company believes that it has all permits necessary to conduct its business, the failure to comply with present or future regulations could result in fines being imposed on the Company, suspension of production or a cessation of operations.

          ANTI-TAKEOVER PROVISIONS. The Company's Amended and Restated Articles of Organization and By-Laws contain provisions that may have the effect of making it more difficult for a third party to acquire, or of discouraging acquisition bids for, the Company. The Company's Board of Directors is authorized to issue shares of Common Stock and Preferred Stock without stockholder approval. Any such issuance could dilute and adversely affect various rights of the holders of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company. The Company's Amended and Restated Articles of Organization and By-Laws, and Massachusetts law, also contain other provisions which may discourage an unsolicited takeover attempt. These provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock, and could make it more difficult for stockholders of the Company to effect certain corporate actions.

          VOLATILITY OF STOCK PRICE. The market price of the Company's Common Stock has been and is likely to continue to be volatile.

          LITIGATION. The Company is involved in several pending lawsuits. Adverse determinations in certain of the these lawsuits could have a material adverse effect on the Company's business, financial condition, and results of operations.

     SHARES AVAILABLE FOR FUTURE SALE. The future sale of a substantial number of shares of Common Stock by existing stockholders and by holders of outstanding options to purchase shares of Common Stock upon the exercise thereof could have an adverse effect on the market price of the Company's Common Stock.

                                USE OF PROCEEDS

     The Shares are to be sold for the account of the Selling Shareholder, and the Company will not receive any of the proceeds from the sale of the Shares.

                              SELLING SHAREHOLDER

     On November 28, 1997 the Company entered into an Asset Purchase Agreement (the "Purchase Agreement") relating to the purchase by the Company of substantially all of the assets of Reel-Tech, Inc. ("Reel-Tech"), a Washington corporation, and Reel-Tech Singapore Pte Ltd. ("Reel-Tech Singapore"), a corporation organized under the laws of Singapore. The purchase price for the assets of Reel-Tech and Reel-Tech Singapore consisted, subject to post-closing adjustments, of $11,300,000 in cash and 75,118 shares of Common Stock, which were issued to the Selling Shareholder and comprise the Shares offered hereby. In connection with the transaction under the Purchase Agreement, the Company agreed to register the Shares under the Securities Act for the benefit of the Selling Shareholder. All of the Shares registered hereunder are to be offered for the account of the Selling Shareholder. The Shares constitute all shares of Common Stock held by the Selling Shareholder at the date of this prospectus. Because the Selling Shareholder may sell all or a portion of the Shares at any time and from time to time after the date of this prospectus, no estimate can be made of the number of shares of Common Stock that the Selling Shareholder may retain upon completion of the offering pursuant to this prospectus. Information concerning the Selling Shareholder may change from time to time and, to the extent required, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is a part.

                             PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time directly by the Selling Shareholder. The Selling Shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholder may from time to time offer the Shares through underwriters, dealers or agents. The distribution of the Shares by the Selling Shareholder may be effected from time to time in one or more transactions that may take place on one or more exchanges or in the over-the-counter market, including ordinary broker's transactions and transactions in which the broker solicits purchasers, privately-negotiated transactions, through a block trade in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction, or through sales to one or more broker/dealers for resale of such securities as principals pursuant to this prospectus, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or any combination thereof. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder in connection with such sales.

     In effecting sales, brokers and dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Broker-dealers may agree with the Selling Shareholder to sell a specified number of Shares at a stipulated price, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above.

          The Selling Shareholder reserves the right to accept and, together with it's agents from time to time, to reject in whole or in part any proposed purchase of the Shares to be made directly or through agents. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby. The aggregate proceeds to the Selling Shareholder from the sale of the Shares offered hereby will be the purchase price of such Shares less any discounts or commissions.

          The Company has been advised by the Selling Shareholder that the Selling Shareholder has not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of Shares. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated.

          In offering the Shares, the Selling Shareholder and any broker-dealers who execute sales for the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. The Company has agreed to indemnify the Selling Shareholder in certain circumstances.

          The Selling Shareholder has advised the Company that during such time as the Selling Shareholder may be engaged in a distribution of the Shares, the Selling Shareholder will comply with Regulation M under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, the Selling Shareholder has agreed not to engage in any stabilization activity in violation of Regulation M in connection with the Company's securities, to furnish to each broker-dealer through which the Shares may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Shareholder has also agreed to inform the Company when the distribution of the Shares is completed.

          Regulation M under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution, subject to certain exceptions. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

          The public offering of the Shares by the Selling Shareholder will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholder, or on such earlier date on which the Company files a post-effective amendment which deregisters all Shares then remaining unsold.

          The Company will pay all expenses incidental to the registration of the Shares for sale to the public estimated to be approximately $19,500.00, except as otherwise provided in the next sentence. The Company will not pay for brokerage commissions relating to the offering of the Shares or fees and expenses of counsel for the Selling Shareholder.

                             VALIDITY OF THE SHARES

          The validity of the authorization and issuance of the Common Stock offered hereby will be passed on by Bingham Dana LLP, Boston, Massachusetts.

                                    EXPERTS

          The financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution (Estimated).
               -------------------------------------------------------

     Securities and Exchange Commission Fees/*/             $   370.49
     Fees and expenses of outside counsel to the Company    $15,000.00
     Fees and expenses of independent accountants           $ 3,000.00
     Printer charges                                          1,000.00
                                                            ----------
      Total                                                 $19,370.49
                                                            ==========

__________________
* Actual

     Item 15.  Indemnification of Directors and Officers.
               -----------------------------------------

     Article VI, section (6.5) of the Company's Bylaws provides as follows:

     the corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative (a "Proceeding"), by reason of being, having been or having agreed to become, a director or officer of the corporation, or serving, having served or having agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including without limitation reasonable attorneys' fees, judgments, fines, "ERISA" excise taxes or penalties) incurred or suffered by the Indemnitee or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, unless the Indemnitee shall have been adjudicated in such Proceeding not to have acted in good faith in the reasonable belief that the Indemnitee's action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in (S)6.10 below, the corporation shall not indemnify or advance expenses to an Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Indemnitee, unless the initiation thereof was approved by the Board of Directors of the corporation.

     Item 16.  Exhibits.
               --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 17.  Undertakings.
               ------------

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however that paragraphs (i) and (ii) above do not apply if the
     --------- -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Watertown, Commonwealth of Massachusetts, on this 24th day of December, 1997.

                                  GENERAL SCANNING INC.


                                  By:  /s/ Victor H. Woolley
                                       -----------------------------------
                                       Victor H. Woolley
                                       Vice President and
                                       Chief Financial Officer

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of General Scanning Inc., hereby severally constitute and appoint Charles Winston and Victor H. Woolley, and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable General Scanning Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                Date
---------                              -----                                ----

/s/ Pierre J. Brosens                  Chairman of the Board of             December 24, 1997
----------------------------------     Directors
Pierre J. Brosens

/s/ Charles D. Winston                 President, Director and              December 24, 1997
----------------------------------     Principal Executive Officer
Charles D. Winston

/s/ Richard B. Black                   Director                             December 24, 1997
----------------------------------
Richard B. Black

/s/ Paul F. Ferrari                    Director                             December 24, 1997
----------------------------------
Paul F. Ferrari

/s/ James R. Turner                    Director                             December 24, 1997
----------------------------------
James R. Turner

/s/ Woodie C. Flowers                  Director                             December 18, 1997
----------------------------------
Woodie C. Flowers

/s/ Victor H. Woolley                  Chief Financial Officer and          December 24, 1997
----------------------------------     Principal Accounting Officer
Victor H. Woolley

                                 EXHIBIT INDEX
                                 -------------



Exhibit
-------

   5* Opinion of Bingham Dana LLP with respect to legality of the shares of Common Stock of the Registrant being registered.

  23.1*   Consent of Bingham Dana LLP (included in Exhibit 5).

  23.2*   Consent of Arthur Andersen LLP.

  24.1* Power of Attorney (included in the signature pages of this Registration Statement)

__________________
* filed herewith.